Exhibit 23.2

CONSENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2006, except for “Liquidity” in Note 1 as to which the date is May 12, 2006 and except for Note 14, as to which the date is September 18, 2006, relating to the financial statements, which appears in the Form S-1 dated October 26, 2006.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Hartford, Connecticut

November 28, 2006.